UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 8, 2016

MITEL NETWORKS CORPORATION

(Exact Name of Registrant as Specified in its Charter)

Canada	001-34699	98-0621254
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

350 Legget Drive

Ottawa, Ontario K2K 2W7

(Address of Principal Executive Offices) (Zip Code)

(613) 592-2122

(Registrant’s telephone number, including area code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.02	Termination of a Material Definitive Agreement.

On April 15, 2016, Mitel Networks Corporation (“Mitel”) and Polycom, Inc. (“Polycom”) announced they had entered into an Agreement and Plan of Merger (the “Merger Agreement”), pursuant to which Mitel would acquire all of the shares of common stock of Polycom. On July 7, 2016, Polycom notified Mitel that Polycom received a binding offer from a third party to acquire Polycom and that Polycom’s board of directors concluded that such offer constituted a “Company Superior Proposal” (as defined in the Merger Agreement). Under the Merger Agreement, Mitel has a five-day “matching right” to negotiate revised terms to the Merger Agreement. Later on July 7, 2016, Mitel notified Polycom that Mitel waived its matching rights and agreed that the Merger Agreement would terminate upon receipt by Mitel of the $60 million termination fee payable by Polycom to Mitel under the Merger Agreement (the “Termination Fee”). On July 8, 2016, Polycom accepted and agreed to the termination of the Merger Agreement, paid the Termination Fee and the Merger Agreement was terminated. A copy of the notice of termination and waiver is attached as Exhibit 10.1 and is incorporated herein by reference.

Item 7.01	Regulation FD Disclosure.

On July 8, 2016, Mitel issued the press release attached hereto as Exhibit 99.1 and incorporated by reference herein.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

10.1	Notice of Termination and Waiver

99.1	Press Release dated July 8, 2016.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 8, 2016

MITEL NETWORKS CORPORATION

By:	/s/ Greg Hiscock
Name:	Greg Hiscock
Title:	General Counsel & Corporate Secretary